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File Number:       5868-251-9


                                  STATE OF ILLINOIS
                                      OFFICE OF
                                THE SECRETARY OF STATE


WHEREAS, ARTICLES OF INCORPORATION OF
                   THE O'BOISIE CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN
FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE
BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

    IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 19TH day of JANUARY A.D. 1996 and of the Independence of the United States the two hundred and 20th.

                                  /s/ George H. Ryan
                                  Secretary of State


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
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 Form BCA-2.10                                ARTICLES OF INCORPORATION
-----------------------------------------------------------------------------------------------------------------------
 (Rev. Jan. 1995)                      This space for use by Secretary of State        SUBMIT IN DUPLICATE!
 George H. Ryan
 Secretary of State                                      FILED
 Department of Business Services                     JAN. 19, 1996
-------------------------------------                GEORGE H. RYAN                   ---------------------------------
 Payment must be made by                           SECRETARY OF STATE                  This space for use by Secretary
 certified check, cashier's check,                                                     of State
 Illinois attorney's check, Illinois
 C.P.A.'s check or money order,                                                        Date:  1-19-96
 payable to "Secretary of State."                                                      Franchise Tax:$25
                                                                                       Filing Fee:  $75
                                                                                       Total:  $100
                                                                                       Approved:  /s/ illegible
-----------------------------------------------------------------------------------------------------------------------
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

1.  CORPORATE NAME:          The O'Boisie Corporation

    (The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2.  Initial Registered Agent:     Russell        N.                  Pallesen
                                  FIRST NAME     MIDDLE INITIAL      LAST NAME

    Initial Registered Office:    525            West Monroe Street  Suite 1600
                                  NUMBER         STREET              SUITE #

                                  Chicago, IL    60661               Cook
                                  CITY           ZIP CODE            COUNTY

3.  Purpose or purposes for which the corporation is organized:
    (If not sufficient space to cover this point, add one or more sheets of this size.)

    To engage in any lawful act or activity for which corporation may be organized under the Illinois Business Corporation Act of 1983, as amended.

4.  Paragraph 1:  Authorized Shares, Issued Shares and Consideration Received:

------------------------------------------------------------------------------------------------------------------------
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                Par Value         Number of Shares                Number of Shares              Consideration to be
      Class     per Share            Authorized                 Proposed to be Issued            Received Therefor
------------------------------------------------------------------------------------------------------------------------
COMMON            $.01                 10,000                          1,000                          $1,000.00
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                                                                                      TOTAL =         $1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

    EXPEDITED - JAN. 19. 1996 - SECRETARY OF STATE

                                        (over)
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5.  OPTIONAL: (a)  Number of directors constituting the initial board of directors of the corporation:
              (b) Names and addresses of persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

              Name            Residential Address              City, State, ZIP

6.  OPTIONAL: (a)  It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:
              (b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:
              (c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:
              (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:

7.  OPTIONAL: OTHER PROVISIONS    See Attachment
              Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation , e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.  NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

    The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

    Dated:    January 19, 1996.

         Signature and Name                                               Address
    1.   Corporation Service Company doing business  1.   700 South Second Street
         Illinois Corporation Service Company             STREET
         SIGNATURE                                        Springfield   IL      62704
         (TYPE OR PRINT NAME)                             CITY/TOWN     STATE   ZIP CODE
    2.   /s/ Gilbert L. Bratten                      2.   Same
         SIGNATURE                                        STREET
         Gilbert L. Bratten, Exec. VP                     CITY/TOWN     STATE   ZIP CODE
         (TYPE OR PRINT NAME)
    3.   /s/ Carol A. Detert                         3.   Same
         SIGNATURE                                        STREET
         Carol A. Detert, Asst. Secretary                 CITY/TOWN     STATE   ZIP CODE
         (TYPE OR PRINT NAME)

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

                                     FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
-   The filing fee is $75.
-   The minimum total due (franchise tax + filing fee) is $100.
    (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
    Illinois Secretary of State        Springfield, IL  62756
    Department of Business Services    Telephone (217) 782-9522 or 782-9523
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                                    ARTICLE SEVEN


    The personal liability of the directors of the Corporation hereby is eliminated to the fullest extent permitted under the Illinois Business Corporation Act of 1983, as amended.